UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

UPC Holding B.V. (UPC Holding) is a wholly-owned subsidiary of Liberty Global plc. On August 3, 2015, UPC Financing Partnership, a wholly-owned subsidiary of UPC Holding, entered into a new revolving loan facility (“Facility AM”) under its existing credit facility agreement (the “UPC Broadband holding Credit Agreement”) in an aggregate amount of €990.1 million ($1,085.2 million at the transaction date). Facility AM bears interest at EURIBOR plus a margin of 2.75%, has a fee on unused commitments of 1.1% per year and matures on December 31, 2021.

The summary, terms, conditions and provisions of Facility AM are qualified in their entirety by the disclosure in this Current Report on Form 8-K and reference to the full text of the Additional Facility AM Accession Agreement, a copy of which is filed with this report as Exhibit 4.1, and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Name

4.1         Additional Facility AM Accession Agreement, dated August 3, 2015, among UPC Financing Partnership as
Borrower, The Bank of Nova Scotia as Facility Agent and Security Agent and the financial institutions listed therein as Additional Facility AM Lenders, under the UPC Broadband Holding Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: August 6, 2015

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